UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                          -----------------------

                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934

                          -----------------------

                             December 13, 2001
              Date of Report (Date of earliest event reported)



                     HAYES LEMMERZ INTERNATIONAL, INC.
 -----------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Charter)


           Delaware                   1-11592                  13-3384636
     --------------------    -------------------------   ---------------------
State or Other Jurisdiction  Commission File Number          IRS Employer
       of Incorporation                                   Identification Number



             15300 Centennial Drive, Northville, Michigan 48167
              -----------------------------------------------
                  (Address of Principal Executive Offices)


                               (734) 737-5000
                       ------------------------------
                      (Registrant's telephone number,
                            including area code)


                               Not Applicable
          --------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)



ITEM 5.  Other Events.

On December 13, 2001, Hayes Lemmerz International, Inc. (the "Company") issued a press release (the "Press Release") announcing, among other things, that it has substantially completed its accounting investigation and restatement of financial results for fiscal 1999, fiscal 2000, and the first quarter of fiscal 2001. The Company also said it expects to amend and re-file its annual and related quarterly reports for those periods with the Securities and Exchange Commission and cautioned that, until restated results are released, financial results for fiscal 1999 and fiscal 2000, and their related quarters, and for the first quarter of fiscal 2001, as well as the Independent Auditors' Reports, should not be relied upon.

The Press Release is filed as Exhibit 99 to this Form 8-K and is incorporated by reference herein.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
                  (c)      Exhibits

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          Exhibit Number                      Description of Exhibit

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                99                                Press Release
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                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  December 13, 2001                   HAYES LEMMERZ INTERNATIONAL, INC.


                                            By:   /s/ Patrick B. Carey
                                                ------------------------------
                                                  Patrick B. Carey
                                                  General Counsel & Secretary




                               Exhibit Index




Exhibit Number                                       Description

     99                                              Press Release





                                                                  EXHIBIT 99



         Hayes Lemmerz Substantially Completes Restatement Process
          For Fiscal 1999, Fiscal 2000, and First Quarter of 2001

 Restatements Will Have Only Minimal Impact on Current and Future Cash Reserves; Adjustments Will Not Impact Company's Ability to Meet Customer Needs, CEO Says

         Northville, MI --December 13, 2001 -- Hayes Lemmerz International Inc. (OTC:HLMMQ) announced today that it has substantially completed its accounting investigation and restatement of financial results for fiscal 1999, fiscal 2000, and the first quarter of fiscal 2001. The Company said it expects to amend and re-file its annual and related quarterly reports for those periods with the Securities and Exchange Commission.
         The Company previously announced that it expected to restate its results for the fiscal year ended January 31, 2001 (fiscal 2000), and the first quarter of fiscal 2001, ended April 30, 2001. The Company said it will now also restate financial results for the fiscal year ended January 31, 2000 (fiscal 1999) and related quarterly periods. The Company expects to file its restated reports with the SEC in January 2002.
         The Company, which filed reorganization petitions under Chapter 11 of the U.S. Bankruptcy Code on December 5 to restructure its debt, has substantially completed its analysis and review of the financial statements and underlying accounting practices for the periods in question. KPMG LLP, the Company's auditors, has substantially completed the procedures on the restated financial statements. The Audit Committee of the Board of Directors is concluding its investigation into the circumstances surrounding the restatements.
          "Although the restatements, as currently estimated, substantially reduce reported net income for the periods in question, the adjustments will have only minimal impact on current and future cash resources," said Curtis Clawson, chairman and chief executive officer. "Revised EBITDA figures provide a more accurate measure of the operational strength of our business. They are not substantially reduced by the restatements, consistent with our assessment that operating margins and overall operations of the Company are sound." (EBITDA means net income before interest, taxes, depreciation, amortization, and asset impairments and other non-recurring charges.)
         "Nothing in these newly estimated results impacts in any way our ability to meet customer needs, or to emerge successfully from Chapter 11. The underlying strength of our operations is solid. Our Chapter 11 filing was triggered primarily by a need to restructure our balance sheet," Mr. Clawson said.
         Mr. Clawson joined the Company August 1, 2001, as president and CEO, and was additionally named chairman of the board September 4, 2001. Since he became CEO, Hayes Lemmerz has appointed a number of new executives, reduced salaried staffing in North America by 11 percent, reorganized portions of its business, and undertaken a number of initiatives to reduce expenses and improve service to customers.
         The Company currently estimates that restatements of prior fiscal periods will result in the following changes to previously reported results:
o For the first fiscal quarter ended April 30, 2001, the previously reported net loss of $7.6 million is expected to increase to a net loss of approximately $63.4 million. EBITDA for the quarter is expected to be reduced from the previously reported $72.5 million to approximately $56.2 million.
o For the fiscal year ended January 31, 2001 (fiscal 2000), the previously reported net loss of $41.8 million is expected to increase to approximately $193.4 million. EBITDA for fiscal 2000 is expected to be reduced from the previously reported $336.3 million to approximately $286.5 million.
o For the fiscal year ended January 31, 2000 (fiscal 1999), the previously reported net income of $65.1 million is expected to be reduced to approximately $46.0 million. EBITDA for fiscal 1999 is expected to be reduced from the previously reported $408.8 million to approximately $377.1 million.
         The effect of the estimated restatements reflect the following adjustments to EBITDA, which cumulatively total $97.8 million for all periods through April 30, 2001:
o   Unrecorded vendor liabilities totaling $15.4 million;
o   Deferral of operating expenses totaling $49.6 million;
o Issues related to accrued liabilities established in accounting for acquisitions totaling $24.5 million; and
o Other items, totaling $8.3 million, primarily related to inventory and receivable valuation issues.

         In addition, the Company will record the following non-EBITDA adjustments, which cumulatively total $128.8 million for all periods through April 30, 2001:

         o Asset impairments (including related intangibles), totaling
           $77.6 million, primarily related to the Company's Petersburg, MI and Somerset, KY manufacturing facilities;
         o Increased valuation allowance on net deferred tax assets totaling $46.8 million; and
         o Other items, totaling $4.4 million, primarily related to certain restructuring costs incurred in its European operations during fiscal 1999 and 2000.
         The Company said that, although it believes these results are very close to the amounts that will be finally reported in its amended annual and quarterly reports, additional changes in previously reported results might be necessary. Until restated results are released, financial results for fiscal 1999 and fiscal 2000 and their related quarters, and for the first quarter of fiscal 2001, as well as the accompanying Independent Auditors' Reports, should not be relied upon, the Company cautioned.
         Hayes Lemmerz International, Inc. is one of the world's leading global suppliers of automotive and commercial highway wheels, brakes, powertrain, suspension, structural and other lightweight components. The Company has 46 plants, four joint venture facilities and 14,000 employees worldwide. The Company's stock is traded over-the-counter (OTC:HLMMQ).

         This press release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations and beliefs concerning future events that involve risks and uncertainties which could cause actual results to differ materially from those currently anticipated. All statements other than statements of historical facts included in this release are forward looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include additional information that would lead to further restatement of prior results, conclusion of the accounting review and Audit Committee investigation, as well as those factors set forth in our periodic reports filed with the SEC. Consequently, all of the forward looking statements made in this press release are qualified by these and other factors, risks and uncertainties.

For further information contact:  Marika Diamond, Hayes Lemmerz International,
                                  Inc., (734) 737-5162